UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2010

IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 7, 2010, Image Entertainment, Inc. (the “Company”) entered into a Payoff Letter with Portside Growth and Opportunity Fund (“Portside”), the holder of the Company’s senior secured convertible note due 2011 in the principal amount of $15.7 million (the “Note”). The Payoff Letter confirmed Portside’s agreement that upon receipt of $15.0 million in cash (the “Cash Payment”) and 3.5 million shares of the Company’s common stock (the “Payoff Shares” and together with the Cash Payment, the “Payoff Amount”) and execution of an exchange agreement between the Company and Portside on the closing date of the issuance of the initial shares of preferred stock of the Company contemplated by that Securities Purchase Agreement between the Company, JH Partners, LLC and affiliates of JH Partners (the “SPA”), all of the obligations of the Company under the Note would be terminated and all security interests and other liens granted to or held by Portside under the security documents securing the Note would be forever satisfied, released and discharged without further action. The Payoff Shares were to be issued to Portside in exchange for $10,000 in principal amount of the Note pursuant to an exchange agreement to be reasonably agreed between the Company and Portside.

The foregoing description of the Payoff Letter does not purport to be complete and is qualified in its entirety by reference to the Payoff Letter, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The Payoff Shares were issued to Portside on January 8, 2010 in an offering exempt from the Securities Act registration requirements under Section 3(a)(9) of the Securities Act (because the issuance involved an exchange by the Company with its existing security holder exclusively and no commission or other remuneration was paid or given, directly or indirectly, for soliciting the exchange).

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Pursuant to the closing conditions of the SPA, on January 7, 2010, each member of the then-current board of directors of the Company (the “Board”), which included Ira S. Epstein, Gary Haber, M. Trevenen Huxley and Robert J. McCloskey, resigned from the Board effective immediately after the closing of the issuance of the initial shares of preferred stock of the Company pursuant to the SPA (the “Closing”).  The resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Directors

On January 7, 2010, the then-current Board appointed Theodore Green, Patrick Collins and Michael John to the Board effective immediately after the Closing. Mr. John will be the sole Class I director, Mr. Collins the sole Class II director and Mr. Green the sole Class III director. Each of the new directors was nominated by the Investors and elected by the former Board pursuant to the closing conditions set forth in the SPA. The information called for by Item 5.02(d)(3) of Form 8-K has not yet been determined or is unavailable at the time of the filing of this Current Report on Form 8-K. The Company will file an amendment to this Current Report on Form 8-K within four business days after the information called for by Item 5.02(d)(3) is determined or becomes available.

The biographies for the new directors are as follows:

Theodore S. (Ted) Green, Age 57.  Since 2007, Mr. Green has served as a Director of China MediaExpress, a publicly traded company that operates the largest television advertising network on inter-city express buses in China. The Company is a successor to TM Entertainment and Media, Inc., a company Mr. Green served as Chairman and Co-CEO. From 2003 to 2006, Mr. Green was the CEO and Co-Owner of Anchor Bay Entertainment, which at such time was the subsidiary of IDT Entertainment, Inc. that focused on the production, marketing and distribution of various media.  Mr. Green began serving as CEO, with the acquisition of Anchor Bay from The Handleman Company.  Mr. Green had full operating authority over the marketing, financial, sales, products, operations, legal, business and corporate resources.  Prior to that, in 2001, Mr. Green established Greenlight Consulting Inc., a project-based consulting practice focused on the media and entertainment industry.  Greenlight Consulting’s clients include Sony Music and Vivendi-Universal as well as numerous other regional media organizations.  Prior to founding Greenlight Consulting, in 2000, Mr. Green was President and Chief Operating Officer of MaMaMedia, Inc., an Internet company that created activity-based learning products for children and their families.  From 1992 to 2000, Mr. Green was the founder and President of Sony Wonder, the division of Sony BMG Music Entertainment responsible for the production and distribution of media geared toward youthful audiences and also for all home video distribution.  Mr. Green was responsible for all creative, production, operations, finance, marketing and business efforts.  Beginning in 1989, Mr. Green was the Executive Vice President of Administration and Operations for ATCO Records, a music industry label co-owned with The Warner Music Group.  Mr. Green was responsible for all business, legal and financial operations.  From 1982 until 1989, Mr. Green served as the Senior Vice President of Polygram Records, overseeing the Business Affairs and Music Publishing divisions of the company.  Mr. Green was responsible for negotiations, administration, rights and contracts.  Mr. Green’s career in the entertainment industry began first in the legal department and thereafter as the Director of Business Affairs for CBS Records.  Prior to that Mr. Green practiced general entertainment law at the firm of Moses Singer.

Patrick M. Collins, Age 35.  Mr. Collins is a senior investment professional with JH Partners, LLC, where he has held various positions since 2003. Mr. Collins is a member of JH Partners’ four member investment committee and is responsible for leading deal teams in completing all phases of the firm’s private equity investments, including sourcing, due diligence, debt financing, valuation, structuring, negotiation and monitoring. Prior to joining JH Partners, Mr. Collins worked at Behrman Capital, a private equity firm. Prior to Behrman Capital, Mr. Collins was an investment banker at Merrill Lynch & Co., Inc. Mr. Collins currently serves on the boards of AmeriMark Holdings, LLC and CHP Holdings, Inc. Mr. Collins received an MBA from Harvard Business School and a BA from Yale University.

Michael J. John, Age 55. Since April 2004, Mr. John has served as a senior partner of JH Partners, LLC. Prior to joining JH Partners, LLC, Mr. John was President and Chief Executive Officer of City Graphics, a private graphic design company, from 1993 to 2003. Previously, Mr. John served as President and Chief Executive Officer of Pacific Lithograph, a commercial lithographer. Mr. John currently serves on the boards of the private companies AmeriMark Holdings, LLC, BAP Holdings, LLC, Pikes Peak Direct Marketing, Inc., Barmensen Inc. and Country Home Products, Inc. He received a B.S. from the University of Oregon and also completed the Stanford Executive Management Program.

In connection with Amendment Number 2 to the SPA, the Company agreed to pay JH Partners, LLC or its designee a management fee of $300,000 on each of December 31, 2010 and December 31, 2011.  JH Partners, LLC has directed that such fees be paid to JH Evergreen Management, LLC.  Messrs. Collins and John do not have an interest in fees in excess of expenses of JH Evergreen Management, LLC.

Directors who are employees of the Company, such as Mr. Green, receive no additional or special remuneration for serving as directors. Messrs. Collins and John, both of whom are affiliated with JH Partners, will not receive compensation for their service as directors. However, Messrs. Collins and John will be reimbursed for reasonable travel expenses to attend Board or committee meetings. Each of the new directors is also expected to enter into the standard form of indemnification agreement between the Company and its directors. A copy of this form agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 24, 2005.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 7, 2010, the Board approved an amendment to Section 3.1 of the Company’s Bylaws (the “Bylaw Amendment”). The Bylaw Amendment was to be effective immediately after the Closing. The Bylaw Amendment changes the minimum number of directors on the Board from four to three. The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaw Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

3.1	Form of Amendment to the Bylaws of Image Entertainment, Inc.

10.1	Payoff Letter between Image Entertainment, Inc. and Portside Growth and Opportunity Fund.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: January 13, 2010	By:	/s/ Michael B. Bayer
Michael B. Bayer Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Amendment to the Bylaws of Image Entertainment, Inc.

10.1	Payoff Letter between Image Entertainment, Inc. and Portside Growth and Opportunity Fund.